EXHIBIT 10.1(a)

Appendix A to Executive Employment Letter dated December 22, 2016

Executive: Jonathan Steinberg

Introductory Paragraph:

WTAM – Chief Executive Officer and President

WTI – Same

No previous employment agreement

Paragraph 1:

$450,000

Paragraph 3(a):

None. Paragraph 3(a) is inapplicable to the named Executive.

Paragraph 3(b):

January 14, 2014, January 28, 2015 and January 27, 2016

Paragraph 14:

WTI Board

Paragraphs 4(j) and 14:

Indemnification Agreement dated April 26, 2011